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CHS Reports Second Quarter Earnings
Second Quarter Net Income of $219.0 Million in Fiscal 2022
Reflects Strong Global Demand

ST. PAUL, MINN. (April 6, 2022) - CHS Inc., the nation’s leading agribusiness cooperative, today released results for its second quarter ended Feb. 28, 2022. The company reported second quarter net income of $219.0 million and revenues of $10.3 billion, compared to a net loss of $38.2 million and $8.3 billion in revenues for the second quarter of fiscal year 2021. For the first six months of fiscal year 2022, the company reported net income of $671.0 million and revenues of $21.2 billion, compared to net income of $31.4 million and revenues of $17.0 billion recorded in the first half of fiscal year 2021.

Fiscal 2022 second quarter highlights include:
•Refining margins in our Energy segment were higher due to global supply and demand factors and more favorable pricing for Canadian crude oil, which is processed by CHS refineries.
•Robust global demand, coupled with increased market volatility, resulted in higher commodity prices and improved earnings, primarily in our Ag segment.
•Our processing and wholesale agronomy businesses drove significantly improved earnings compared to the second quarter of fiscal year 2021.
•Our strategic investment in CF Nitrogen contributed a significant portion of our second quarter earnings, as a result of market conditions driven by strong global demand for urea and urea ammonium nitrate.

"The U.S. agricultural industry continues to experience strong demand for grain and oilseed commodities. This strong demand combined with global market volatility contributed to higher earnings in the quarter," said Jay Debertin, president and CEO of CHS Inc.

"The Russian invasion of Ukraine in February has caused significant uncertainty and instability in global commodities markets, including agricultural commodities and crude oil," Debertin added. "Despite these factors and inflationary pressures, CHS remains well positioned to continue to maximize value for our local cooperative and farmer-owners through our integrated global supply chain network."

Energy
Pretax earnings of $10.8 million for the second quarter of fiscal year 2022 represent a $65.5 million increase versus the same period a year ago.
•The results were driven by higher refining margins and more favorable pricing of heavy Canadian crude oil processed by our two refineries, which were partially offset by higher costs of renewable energy credits.
•Lower propane margins were reflected in the quarter due to warmer winter weather conditions.

Ag
Pretax earnings of $55.2 million for the second quarter of fiscal year 2022 represent a $41.1 million increase versus the same period a year ago.
•Strong global demand and market conditions resulted in increased earnings across most of our Ag segment businesses, including oilseed processing, renewable fuels and wholesale agronomy.
•The business also experienced lower volumes of feed and farm supplies, due to supply chain constraints.

Nitrogen Production
Pretax earnings of $154.3 million for the second quarter of fiscal year 2022 represent a $143.1 million increase versus the same period a year ago.
•Our strategic investment in CF Nitrogen experienced significantly increased earnings in the quarter largely due to market conditions and strong global demand for urea and urea ammonium nitrate.

Corporate and Other
Pretax earnings of $10.6 million for the second quarter of fiscal year 2022 represent a $12.2 million decrease versus the same period a year ago.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended February 28,		Six Months Ended February 28,
	2022	2021	2022	2021
Energy	$10,832	$(54,690)	$80,021	$(121,867)
Ag	55,181	14,044	341,606	97,053
Nitrogen Production	154,257	11,165	250,840	15,635
Corporate and Other	10,557	22,791	25,023	47,529
Income (loss) before income taxes	230,827	(6,690)	697,490	38,350
Income tax expense	11,931	31,668	26,651	7,339
Net income (loss)	218,896	(38,358)	670,839	31,011
Net loss attributable to noncontrolling interests	(104)	(129)	(122)	(431)
Net income (loss) attributable to CHS Inc.	$219,000	$(38,229)	$670,961	$31,442

*Earnings is defined as income (loss) before income taxes.
CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, agronomy, grains and foods, CHS is committed to creating connections to empower agriculture, helping its farmer-owners, customers and other stakeholders grow their businesses through its domestic and global operations. CHS supplies energy, crop nutrients, seed, crop protection products, grain marketing services, production and agricultural services, animal nutrition products, foods and food ingredients, and risk management services. The company operates petroleum refineries and pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2021, and Item 1A of Part II of CHS Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2022. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the impact of the ongoing COVID-19 outbreak or other similar outbreaks; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions and casualty losses; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; uncertainty regarding the transition away from LIBOR and the replacement of LIBOR with an alternative reference rate; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices; the impairment of long-lived assets; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.